UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2007
ASPECT MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in charter)

Delaware	000-24663	04-2985553

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Upland Road Norwood, Massachusetts	02062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02 Termination of A Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 Termination and Repurchase Agreement
EX-10.2 Registration Rights Agreement
EX-99.1 Press Release dated June 11, 2007

Item 1.01. Entry into a Material Definitive Agreement
          Termination and Repurchase Agreement. On June 11, 2007, Aspect Medical Systems, Inc. (“Aspect”) and Boston Scientific Corporation (“Boston Scientific Corporation”) entered into a Termination and Repurchase Agreement (the “Termination and Repurchase Agreement”) pursuant to which:
•	Aspect agreed to repurchase, and Boston Scientific Corporation agreed to sell, 2.0 million shares (the “Initial Shares”) of Aspect common stock, $.01 par value per share (“Aspect Common Stock”), held of record by Boston Scientific Corporation at a price per share of $15.91, which represents the average of the closing prices of the Aspect Common Stock as reported on the Nasdaq Global Market for the 20 consecutive trading days up to and including the date of the Termination and Repurchase Agreement (the “Effective Date”);

•	Boston Scientific Corporation agreed that for a period of 180 days after the Effective Date (the “Lock-up Period”), without the prior written consent of Aspect or pursuant to the Termination and Repurchase Agreement (described above), Boston Scientific Corporation would not sell, contract to sell, grant any option to purchase, or dispose of any of the shares of Aspect Common Stock held of record by Boston Scientific Corporation on the Effective Date;

•	Boston Scientific Corporation granted to Aspect the option, exercisable by Aspect from time to time in one or more transactions during the Lock-up Period, to purchase up to all of the remaining 4,013,239 shares of Aspect Common Stock held of record on the Effective Date at a repurchase price equal to the greater of (x) $15 per share and (y) the average of the closing prices of the Aspect Common Stock as reported on the Nasdaq Global Market for the 10 consecutive trading days up to and including the date of the exercise of such option by Aspect;

•	Aspect and Boston Scientific Corporation mutually agreed to terminate in their entirety the following agreements between the parties:
•	the OEM Product Development Agreement dated as of August 7, 2002 (as amended January 31, 2005 and February 5, 2007, the “2002 Agreement”), pursuant to which Aspect was to develop certain products that Boston Scientific Corporation would then commercialize for sale and pursuant to which Aspect granted Boston Scientific Corporation an exclusive option to become the distributor for a period of time of certain Aspect products;

•	the Product Development and Distribution Agreement dated as of May 23, 2005 (the “2005 Agreement”) pursuant to which Aspect was to develop new applications of its brain-monitoring technology in the area of the diagnosis and treatment of neurological, psychiatric and pain disorders and Boston Scientific Corporation was appointed the exclusive distributor of such products; and

•	the Letter Agreement dated August 7, 2002 (the “Letter Agreement”), and the Security Agreement dated August 7, 2002 (the “Security Agreement”), pursuant to which Boston Scientific Corporation agreed to make revolving interest-bearing loans to Aspect from time to time at the request of Aspect, such revolving loans being evidenced by a promissory note in the original principal amount of $5,000,000 dated August 7, 2002 made by Aspect in favor of Boston Scientific Corporation (the “Revolving Note” and together with the Letter Agreement and the Security Agreement, the “Credit Agreements”).
          The Termination and Repurchase Agreement also contains customary representations and warranties of each party.
          Aspect and Boston Scientific expect to close the repurchase by Aspect of 2.0 million Initial Shares on Wednesday, June 13, 2007.
          Registration Rights Agreement. Also on June 11, 2007, Aspect and Boston Scientific Corporation entered into a Registration Rights Agreement pursuant to which, at any time on or after December 12, 2007, if Boston Scientific Corporation continues to hold a number of shares of Aspect Common Stock equal to 10% or more of the outstanding Aspect Common Stock, Boston Scientific Corporation may request that Aspect effect a registration on Form S-3 or any successor form of any of the shares of Aspect Common Stock held of record by Boston Scientific Corporation which Aspect has not then purchased pursuant to the terms of the Termination and Repurchase Agreement (the “Registration Rights Agreement”). Aspect will bear the expenses of such registration, excluding brokerage and selling commissions. Each party agrees to indemnify the other party for specified losses arising out of the registration of the shares by Aspect. Aspect’s obligation to register shares under the Registration Rights Agreement will terminate on the fourth anniversary of the end of the Lock-up Period.
          Immediately prior to the Effective Date, Boston Scientific Corporation held of record 6,013,239 shares of Aspect Common Stock, representing approximately 27% of the outstanding Aspect Common Stock, and Aspect and Boston Scientific Corporation were parties to the 2002 Agreement, the 2005 Agreement and the Credit Agreement.
          The foregoing descriptions of the Termination and Repurchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.
Item 1.02. Termination of A Material Definitive Agreement
          Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated into this Item 1.02 by reference and which reports, among other things, that on June 11, 2007, Aspect and Boston Scientific Corporation mutually agreed to the termination of the 2002 Agreement, the 2005 Agreement and the Credit Agreement.

Item 7.01. Regulation FD Disclosure
          Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated into this Item 7.01 by reference.
          On June 11, 2007, Aspect issued a press release pursuant to which it reported, among other things, that it had entered into the Termination and Repurchase Agreement and the Registration Rights Agreement with Boston Scientific Corporation. In such press release Aspect also updated its second quarter ending June 30, 2007 guidance, raising its guidance for total revenue, reaffirming its product revenue guidance and raising its GAAP and non-GAAP earnings per share guidance. Aspect reported that the changes in the second quarter ended June 30, 2007 guidance stem from the recognition of previously-deferred alliance revenue under the BSC Alliance, and costs associated with the June 2007 transaction with Boston Scientific Corporation. Aspect also reported that it will host a conference call on Tuesday, June 12, 2007 at 8:00 am EDT for all interested parties to further discuss the transaction with Boston Scientific Corporation. The call can be accessed by dialing 1-800-926-7510 (domestic), 1-212-231-2907 (international) or by Webcast at http//www.aspectmedical.com in the Investor page, or at http//ccbn.com. A replay of the call will be available from June 12, 2007 through June 19, 2007, 12:00 am EDT. To hear the replay, interested parties may dial 1-800-633-8625 (domestic), 1-402-977-9141 (international) and enter passcode 21341459.
          The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
          Certain statements in this Current Report on Form 8-K and in the press release that Aspect incorporates by reference herein as Exhibit 99.1 are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve risks and uncertainties, including statements with respect to Aspect’s expectations regarding total revenue, product revenue and earnings per share for the second quarter of 2007, Aspect’s expectations regarding the potential of its neuroscience business, Aspect’s expectations that it will continue to grow both its core business and its financial strength, and the potential benefits of both the termination of the alliance with Boston Scientific Corporation and Aspect’s plans to repurchase shares of Aspect Common Stock held of record by Boston Scientific Corporation. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the completion of Aspect’s BRITE trial could be delayed and/or the trial could be unsuccessful as a result of various factors including delays in patient enrollment, lower than anticipated retention rates for patients in the trial, negative trial outcomes and the failure of the trial to establish the predictive accuracy of Aspect’s brain assessment technology in predicting the effectiveness of antidepressant medications. In addition, Aspect may not be able to successfully develop products for the diagnosis and treatment of neurological diseases, such as depression and Alzheimer’s disease, achieve widespread market acceptance of any such products that it may develop or compete with new products or alternative techniques that may be developed by others. Aspect also faces regulatory, competitive, intellectual property and market risks relating to its ability to successfully develop, commercialize and sell other products based upon its BIS monitoring technology. Aspect may also experience difficulties in controlling expenses, growing its sales force and raising additional funds to replenish its cash position and enable it to repurchase additional shares of Aspect Common Stock from Boston Scientific Corporation. There are other factors that could cause Aspect’s actual results to vary from its forward-looking statements, including without limitation those set forth under the heading “Risk Factors” in Aspect’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission. In addition, any forward-looking statements represent Aspect’s views only as of the date of the press release attached hereto as Exhibit 99.1 and should not be relied upon as representing Aspect’s views as of any subsequent date. While Aspect may elect to update forward-looking statements in the future, it specifically disclaims any obligation to do so, even if its expectations change. Therefore, you should not rely on these forward-looking statements as representing Aspect’s views as of any date subsequent to the date of this press release.
Item 9.01. Financial Statements and Exhibits

10.1	Termination and Repurchase Agreement dated June 11, 2007 by and between Aspect Medical Systems. Inc. and Boston Scientific Corporation.

10.2	Registration Rights Agreement dated June 11, 2007 by and between Aspect Medical Systems. Inc. and Boston Scientific Corporation.

99.1	Press release dated June 11, 2007

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2007	ASPECT MEDICAL SYSTEMS, INC.
	By:	/s/ Michael Falvey
		Name:	Michael Falvey
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination and Repurchase Agreement dated June 11, 2007 by and between Aspect Medical Systems. Inc. and Boston Scientific Corporation.

10.2	Registration Rights Agreement dated June 11, 2007 by and between Aspect Medical Systems. Inc. and Boston Scientific Corporation.

99.1	Press release dated June 11, 2007

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